UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

TALLY-HO VENTURES, INC.
a Delaware corporation
518 Oak Street #2
Glendale, CA 91204
818-550-7886

Commission File Number: 333-104631

IRS Employer I.D. No.: 43-1988542

Item 4. Changes in Registrant’s Certifying Accountant.

On June 23, 2004, the Board of Directors of Tally-Ho Ventures, Inc. voted to dismiss our principal accountant who had heretofore audited our financial statements (“former principal accountant”). Our former principal accountant’s reports on the financial statements since our inception did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

Our former principal accountant had prepared our year-ended December 31, 2002 and year-ended December 31, 2003 audits, as well as reviewed our interim period financial statements for periods-ended March 31, 2003, June 30, 2003, September 30, 2003, and March 31, 2004.

There were no disagreements with our former principal accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former principal accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

A letter from our former principal accountant, pursuant to Item 304(a)(3) of Regulation S-B, is being filed as an attachment, concurrently with this Form 8-K.

Tally-Ho has signed an engagement letter with HJ & Associates on June 29, 2004, wherein HJ & Associates is engaged to be our new principal accountant to audit our financial statements and review our interim financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLY-HO VENTURES, INC.
Registrant

Date: June 29, 2004

/s/ Tal L. Kapelner
Tal L. Kapelner
President